UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 30, 2018

HarborOne Bancorp, Inc.

(Exact Name of Registrant as Specified in its Charter)

Massachusetts	001-37778	81-1607465
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number

770 Oak Street, Brockton, Massachusetts 02301

(Address of principal executive offices)

(508) 895-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01                                           Entry into a Definitive Material Agreement

On August 30, 2018, HarborOne Bancorp, Inc. (the “Company”) entered into a Subordinated Note Purchase Agreement (the “Purchase Agreement”) with certain institutional accredited investors (the “Purchasers”) pursuant to which the Company sold and issued $35 million in aggregate principal amount of 5.625% Fixed-to-Floating Rate Subordinated Notes due September 1, 2028 (the “Notes”). The Notes were offered and sold by the Company to eligible purchasers in a private offering in reliance on the exemption from the registration requirements of Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and the provisions of Regulation D thereunder (the “Private Placement”). The Company intends to use the net proceeds of the offering for general corporate purposes, including improving the liquidity position at the Company and its wholly owned subsidiary, HarborOne Bank (the “Bank”).

The Notes have a ten-year term and will bear interest at a fixed annual rate of 5.625% for the first five years of the term (the “Fixed Interest Rate Period”). From and after September 1, 2023, the interest rate will adjust to a floating rate equal to LIBOR for the applicable interest period plus 278 basis points (the “Floating Interest Rate Period”). The Company will pay interest semi-annually in arrears during the term of the Notes. The Notes are redeemable, in whole or in part, on or after September 1, 2023 and at any time upon the occurrence of certain events. The Purchase Agreement contains certain customary representations, warranties and covenants made by the Company, on the one hand, and the Purchasers, severally and not jointly, on the other hand.

On August 30, 2018, in connection with the sale and issuance of the Notes, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Purchasers. Under the terms of the Registration Rights Agreement, the Company has agreed to take certain actions to provide for the exchange of the Notes for subordinated notes that are registered under the Securities Act and have substantially the same terms as the Notes. Under certain circumstances, if the Company fails to meet its obligations under the Registration Rights Agreement, it would be required to pay additional interest to the holders of the Notes.

The Purchase Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Registration Rights Agreement is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing descriptions of the Purchase Agreement and the Registration Rights Agreement are summaries and are qualified in their entirety by reference to the forms of the Purchase Agreement and the Registration Rights Agreement, respectively.

The Notes were issued under an Indenture, dated August 30, 2018 (the “Indenture”), by and between the Company and UMB Bank, N.A., as trustee. The Notes are not subject to any sinking fund and are not convertible into or exchangeable for any other securities or assets of the Company or any of its subsidiaries. The Notes are not subject to redemption at the option of the holder. The Notes are unsecured, subordinated obligations of the Company and rank junior in right to payment to the Company’s current and future senior indebtedness. The Notes were designed to qualify as Tier 2 capital for regulatory capital purposes.

The Indenture and form of Note are attached as Exhibit 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The foregoing descriptions of the Indenture and the Notes are summaries and are qualified in their entirety by reference to the Indenture and form of Notes.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 7.01                                           Regulation FD Disclosure

In connection with the Private Placement described in Item 1.01 above, the Company disclosed the following pro forma consolidated capital ratios as of June 30, 2018, after giving effect to the proposed merger of Coastway Bancorp, Inc. into the Company and the Private Placement:

	Pro Forma Company Level Consolidated Capital Ratios at June 30, 2018	Pro Forma Bank Level Consolidated Capital Ratios at June 30, 2018
TCE / TA	7.23%	7.78%
Leverage Ratio	7.63%	8.09%
Tier 1 Ratio	9.02%	9.75%
CET1 Capital Ratio	9.02%	9.75%
Total Capital Ratio	10.92%	10.42%

Item 8.01                                           Other Events

On August 30, 2018, the Company issued a press release announcing the completion of the Private Placement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits

(d)                                                                                 Exhibits

Number	Description

4.1	Indenture, dated August 30, 2018, by and between HarborOne Bancorp, Inc. and UMB Bank, N.A., as trustee.

4.2	Form of 5.625% Fixed-to-Floating Subordinated Note due 2028

10.1	Form of Subordinated Note Purchase Agreement, dated August 30, 2018, by and among HarborOne Bancorp, Inc. and the Purchasers

10.2	Form of Registration Rights Agreement, dated August 30, 2018, by and among HarborOne Bancorp, Inc. and the Purchasers

99.1	Press Release of HarborOne Bancorp, Inc., dated August 30, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

HARBORONE BANCORP, INC.

	By:	/s/ Joseph F. Casey
	Name:	Joseph F. Casey
	Title:	President and Chief Operating Officer

Date: August 30, 2018